UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2022

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On February 23, 2022, WW International, Inc. (the “Company”) appointed Sima Sistani as Chief Executive Officer and elected her as a Class III director of the Company, effective March 21, 2022 (the “Commencement Date”). Ms. Sistani will fill the vacancy on the Company’s board of directors (the “Board”) following Mindy Grossman’s resignation from the Board, effective as of the Commencement Date.

Since June 2019, Ms. Sistani, age 42, has worked at Epic Games, Inc., a video game and software developer and publisher, where she served as Chief Executive Officer of Houseparty, a face-to-face synchronous social network, and has also been the senior executive leading social gameplay and feature development for Epic’s gaming products, including Fortnite. Prior to Epic’s acquisition, Ms. Sistani was the Chief Executive Officer at Houseparty and served on its Board of Directors, having been one of its original co-founders prior to its February 2016 launch. She previously led mobile growth operations at Yahoo! Inc., a technology company, from November 2011 to May 2015, and from the time Yahoo! acquired Tumblr she served as Tumblr’s first Head of Media. Prior to that time, Ms. Sistani held positions at Goldman Sachs and Creative Artists Agency. Ms. Sistani received a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Employment Agreement and Continuity Agreement

On February 23, 2022, the Company entered into an employment agreement with Ms. Sistani (the “Employment Agreement”). The material terms of the Employment Agreement are as follows: (i) a base salary of $1,236,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of at least 150% of her base salary and a maximum payout of 300% of her base salary; (iii) reimbursement for temporary housing and travel expenses incurred by Ms. Sistani during the one-year period following the Commencement Date in the aggregate amount of up to $250,000; (iv) commencing in 2023, eligibility to participate in the Company’s annual incentive equity award program with an annual grant value of at least 400% of base salary, with the terms of such grants to be consistent with the terms of grants made to other executives, provided that Ms. Sistani’s equity grants may, but need not, provide for accelerated vesting upon a change in control of the Company; and (v) payment or reimbursement of up to $25,000 of legal fees incurred in connection with the negotiation of the Employment Agreement and Continuity Agreement (discussed below). For 2022, Ms. Sistani will receive an annual cash bonus of $1,854,000, prorated based on the number of days she is employed during the 2022 fiscal year.

The Employment Agreement also provides for the grant of initial equity awards as follows: (i) 325,000 restricted stock units, (ii) 450,000 nonqualified stock options with an exercise price per share equal to the closing price of the Company’s common stock on the grant date, (iii) 500,000 nonqualified stock options with an exercise price per share equal to $30 and (iv) 500,000 nonqualified stock options with an exercise price per share equal to $50. The grant dates of the initial equity awards will be the Commencement Date, or as soon as practicable following the Commencement Date, and such awards shall proportionately vest annually over a four-year period beginning with the first anniversary of the Commencement Date. The initial equity awards that are stock options will be subject to a seven-year term. The 500,000 nonqualified stock options with an exercise price per share equal to $30 and the 500,000 nonqualified stock options with an exercise price per share equal to $50 will be granted outside of the Company’s stock incentive plan and in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4) and, in accordance with such exemption, the Company will issue a press release re-disclosing the material terms of such awards. The other initial equity awards are intended to be granted under the Company’s stock incentive plan.

In the event of a termination of Ms. Sistani’s employment by the Company without “cause” or by Ms. Sistani for “good reason”, subject to the execution of a release of claims and continued compliance with her restricted covenants, Ms. Sistani shall be entitled to receive: (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, (iii) a pro-rata annual bonus, based on actual performance, pro-rated through her termination date for the year of such qualifying termination, payable when such bonuses are paid to other executives, (iv) continued payment of base salary for two years, (v) Company payment for the employer portion of her continued medical insurance coverage under the Company-sponsored health plans for two years following the termination (or such shorter period of time if she obtains alternative health coverage from another employer), and (vi) accelerated vesting of the greater of 50% of the unvested initial equity grants (as described above) or the amount that would vest on the next vesting date and any and all vested initial options shall remain exercisable for the full seven year term of such award agreements. In the event of a termination of Ms. Sistani’s employment due to death or “disability”, Ms. Sistani shall be entitled to receive (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, and (iii) a pro-rata portion of her target annual bonus, pro-rated through her termination date.

In addition, on February 23, 2022, the Company entered into a continuity agreement with Ms. Sistani (the “Continuity Agreement”), which entitles her to receive specified termination payments upon a change in control of the Company. The agreement will have a term from the date of commencement of employment until Ms. Sistani’s employment with the Company is terminated for any reason and will contain terms and conditions consistent with those set forth in the Continuity Agreement previously entered into with Ms. Grossman. The severance benefits provided under the Continuity Agreement are described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 6, 2021 on page 53 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 70 through 72 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination or a Change of Control”, and such descriptions are incorporated herein by reference. Ms. Sistani will not be entitled to a duplication of benefits under her Employment Agreement and Continuity Agreement.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, the Continuity Agreement and the Forms of Term Sheet and Terms and Conditions for the initial equity awards, copies of which are filed herewith as Exhibits 10.1, 10.2. 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

Departure of Chief Executive Officer and Director

As previously disclosed on October 1, 2021, Mindy Grossman notified the Board of her resignation as a director of the Company and as President and Chief Executive Officer of the Company, effective on the earlier of (i) the commencement of employment of any successor Chief Executive Officer (or interim replacement) and (ii) April 15, 2022. Ms. Grossman’s resignation as President and Chief Executive Officer shall be effective as of March 18, 2022 and as a Class III director shall be effective as of the Commencement Date.

Item 7.01.    Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Sistani has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of February 23, 2022, by and between WW International, Inc. and Sima Sistani

10.2	Continuity Agreement, dated as of February 23, 2022, by and between WW International, Inc. and Sima Sistani

10.3	Form of Term Sheet for Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Stock Incentive Plan Award)

10.4	Form of Term Sheet for Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Inducement Grant Award)

10.5	Form of Term Sheet for Employee Restricted Stock Unit Awards and Form of Terms and Conditions for Employee Restricted Stock Unit Awards (Chief Executive Officer Initial Equity Award)

99.1	Press Release dated February 24, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: February 24, 2022	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary